UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2014

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code  310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 17, 2014, the Board of Directors of Emmaus Life Sciences, Inc. (the “Company”) authorized and adopted an amendment to Section 1.5(a) of the Company’s 2011 Stock Incentive Plan, as amended (the “Plan”). The amendment increases the total number of shares of common stock of the Company with respect to which awards may be granted pursuant to the Plan (the “Cap”) from 6,000,000 to 9,000,000 (subject to adjustment as set forth in the Plan). Except for this increase in the Cap, the terms of the Plan, including the adjustment mechanisms set forth therein, are unchanged.

Background

On May 3, 2011, the Company’s Board of Directors and stockholders adopted the Plan.  On February 13, 2013, the Company’s Board of Directors amended the Plan to increase the Cap from 3,000,000 to 6,000,000 (subject to adjustment as set forth in the Plan), and such amendment was ratified by the Company’s stockholders on September 23, 2013.

The Plan permits grants of stock options, stock appreciation rights (“SARs”), restricted stock, stock units, stock bonus and other stock awards (collectively, “Awards”).  The following is a brief description of the Plan.

Purpose

The purpose of the Plan is to attract, retain and motivate select employees, consultants and directors of the Company and its affiliates (“Eligible Persons”) and to provide incentives and rewards for superior performance.

Shares Subject to the Plan

The Plan provides that no more than 9,000,000 shares of common stock may be issued pursuant to Awards under the Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events.

The maximum awards that can be granted under the Plan to a single participant in any calendar year is 500,000 shares of common stock in the form of options or SARs, and 500,000 shares of common stock in the form of restricted shares, restricted stock units, stock bonus and other stock-based Awards.

Administration

The Compensation, Nominating and Corporate Governance Committee of the Company’s Board of Directors or another committee appointed by the Company’s Board of Directors administers the Plan. The Compensation, Nominating and Corporate Governance Committee of the Company’s Board of Directors and any other committee exercising discretion under the Plan from time to time are referred to below as the “Committee.”

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the terms of the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan.

Stock awards granted under the Plan (other than performance-based Awards, Awards involving an aggregate number of shares equal to less than 5% of shares available for Awards and annual director stock grants described below) will have a minimum vesting period of three years.

The Plan provides that the Company will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility

The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees of the Company or its affiliates, and may grant all other Awards to Eligible Persons. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

Types of Awards

Options.   Options granted under the Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Stock Appreciation Rights (SARs).   A stock appreciation right generally permits a Participant to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them.

Exercise Price for Options and SARs.  The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of the Company’s stock).

Exercise of Options and SARs.  To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, during the term established by the Committee, subject to earlier termination relating to a holder’s termination of employment or service. The expiration date of options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the grant date, own more than 10% of the combined voting power of all classes of the Company’s stock).

Unless otherwise provided under the terms of the agreement evidencing a grant, options and SARs that have vested may be exercised during the one-year period after the optionee’s termination of service due to death or permanent disability or after the optionee retires (with respect to SARs and Non-ISOs only) and during the 90-day period after the optionee’s termination of employment other than for cause (but in no case later than the termination date of the option or SAR). Each option or SAR that remains unexercisable at the time of termination shall be terminated at the time of termination.

Restricted Stock, Stock Units, Stock Bonus, and Other Stock-Based Awards.  Under the Plan, the Committee may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant stock units, which represent the right to receive shares of common stock or cash after certain vesting requirements are met, and may grant other stock-based awards such as unrestricted stock as to which the Participant’s interest is immediately vested (subject to the exceptions to the minimum vesting requirements described above). The Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested, which may include the achievement of financial or other objective performance goals or other objectives.

Annual Non-Employee Director Grants.  The Plan provides for annual grants of 10,000 options to non-employee directors (the “Annual Director Award”). Each Annual Director Award will vest in four substantially equal quarterly installments.

Clawback of Awards

Unless otherwise provided in an agreement granting an Award, the Company may terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award in the event of the discovery of the Participant’s fraud or misconduct, or otherwise in connection with a financial restatement.

Income Tax Withholding

As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits.

Certain Corporate Transactions

The Committee shall equitably adjust, as it deems necessary and appropriate, the number of shares covered by each outstanding Award, the number of shares that have been authorized for issuance under the Plan but have not yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, and the maximum number of shares that may be granted in any calendar year to individual participants, as well as the price per share covered by each outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

The Committee has the authority, in the event of a merger, sale of assets, reorganization or similar change in control transaction, to cause the Company to accelerate the vesting of Awards. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Term of the Plan; Amendments or Termination

The term of the Plan is ten years from the date of adoption by the board of directors. The Company’s board of directors may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted. Furthermore, the Plan specifically prohibits the repricing of stock options or SARs without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: July 23, 2014

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer